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                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Registry Magic Incorporated
Boca Raton, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 16, 1998, relating to the financial statements of Registry Magic Incorporated appearing in the Company's Annual Report on Form 10-KSB for the year ended July 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
Miami, Florida
July 12, 1999